Exhibit 5.1
June 4, 2008
EDCI Holdings, Inc.
825 8th Avenue, 23rd Floor
New York, NY 10019

Re:	EDCI Holdings, Inc. Registration Statement on Form S-4
Ladies and Gentlemen:
     This opinion is delivered in our capacity as counsel to EDCI Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed registration by the Company of up to 6,869,436 shares of the Company’s common stock (the “Common Stock”) to be issued in connection with the reorganization contemplated by the Agreement and Plan of Reorganization, dated as of June 3, 2008 (the “Reorganization Agreement”) by and among the Company, Entertainment Distribution Company, Inc., and EDC Merger Sub, Inc. Such shares of the Common Stock, when issued in accordance with the Reorganization Agreement, are referred to herein as the “Shares.”
     As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

i.	the Registration Statement;

ii.	the Reorganization Agreement;

iii.	the certificate of incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of May 30, 2008, and the bylaws of the Company as presently in effect as of the date hereof as certified by the Secretary of the Company;

EDCI Holdings, Inc.

iv.	resolutions adopted by the Company’s board of directors, certified by the Secretary of the Company, relating to the execution and delivery of, and the performance by the Company of its respective obligations under, the Reorganization Agreement, including the issuance of the shares of Common Stock; and

v.	a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of May 30, 2008 (the “Good Standing Certificate”).
     In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
     In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.
     Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.
     Based on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, when issued as described in the Registration Statement and in accordance with the terms of the Reorganization Agreement, will be validly issued, fully-paid and nonassessable.
     We express no opinion with regard and to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the General Corporate Law of the State of Delaware (including all applicable provisions of the Delaware Constitution and

EDCI Holdings, Inc.

all reported judicial decisions interpreting such laws). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.
     We hereby consent to the references in the Registration Statement to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Paul, Hastings, Janofsky & Walker LLP PAUL, HASTINGS, JANOFSKY & WALKER LLP